Exhibit 10.7

MASTER AGREEMENT

This Amendment (the “Agreement”) to that certain Loan and Security Agreement dated as of December 3, 2004 by and between Pool Hall Productions, LLC and Mercantile National Bank is dated as of December   , 2006 and is entered into by and between Seven Arts Pictures PLC (“Seven Arts”), Seven Arts Filmed Entertainment, Ltd.,  (“SAFE”), Deal Investments, LLC (“Deal Investments”), Deal Productions, LLC (“Deal Productions”), Seven Arts Pictures, Inc. (“SAP”), Seven Arts Future Flows I (“FFI”), Rectifier Productions, LLC (“Rectifier”), Pool Hall Productions, LLC (“Pool Hall”) (Seven Arts, SAFE, Deal Investments, Deal Productions, SAP, Rectifier, and Pool Hall are each a “Borrower” and collectively, the “Borrowers”) on the one hand, and Cheyne Specialty Finance Fund L.P. (“Cheyne” or “Senior Lender”) and Arrowhead Consulting Group LLC (“Arrowhead” or “Subordinated Lender” and, together with Cheyne, the “Lenders”) on the other hand.  FFI, an affiliate of certain of the Borrowers, will benefit from the refinancing contemplated by this Agreement.  For the avoidance of doubt, FFI is not a Borrower hereunder and has no obligation with respect to any of the loans described hereunder, including without limitation the Additional Loan.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Pool Hall Loan Agreement and otherwise as follows:

1.             FACTUAL BACKGROUND.

1.1.          Pool Hall and Mercantile National Bank (“Mercantile”) entered into that certain Loan and Security Agreement dated as of December 3, 2004 (as amended to date, the “Pool Hall Loan Agreement”) and other agreements relating to the financing of the production of that certain motion picture currently entitled Pool Hall Prophets.  Pursuant to that certain Loan Assignment Agreement dated as of the date hereof (the “Pool Hall Loan Assignment”), Mercantile sold, transferred, granted, and assigned to Lenders the Pool Hall Loan Agreement and the other Loan Documents (as defined in the Pool Hall Loan Assignment) (the “Pool Hall Loan Documents”).

1.2.          Deal Investments, Deal Productions, SAP and FFI, on the one hand, and Arrowhead on the other hand, entered into that certain Financing and Security Agreement dated as of May 4, 2006 (as amended to date, the “Deal Loan Agreement”) and other agreements relating to the financing of the pre-production and production of that certain motion picture currently entitled Deal.  Pursuant to that certain Loan Assignment Agreement dated as of the date hereof (the “Deal Loan Assignment”), Arrowhead sold, transferred, granted, and assigned to Lenders the Deal Loan Agreement and the other Loan Documents (as defined in the Deal Loan Assignment) (the “Deal Loan Documents”).

1.3.          Rectifier, SAP, and FFI on the one hand, and Arrowhead Target Fund Ltd (“Arrowhead Target”) on the other hand, entered into that certain Financing and Security Agreement dated as of May 16, 2006 (as amended to date, the “Noise Loan Agreement”) and other agreements relating to the financing of the pre-production and production of that certain motion picture currently entitled Noise.  The Deal Loan Agreement and the Noise Loan Agreement are collectively referred to herein as the “Arrowhead Loan Agreements.”  Pursuant to that certain Loan Assignment Agreement dated as of the date hereof, (the Noise Loan Assignment”) Arrowhead Target sold, transferred, granted, and assigned to Lenders the Noise Loan Agreement and the other Loan Documents (as defined in the Noise Loan Assignment) (the “Noise Loan Documents”).  The Pool Hall Loan Assignment, the Noise Loan Assignment and the Deal Loan Assignment are collectively referred to herein as the “Loan Assignments.”  The Pool Hall Loan Agreement, the Noise Loan Agreement and the Deal Loan Agreement are referred to herein as the “Loan Agreements.”  The Pool Hall Loan Documents, the Deal Loan Documents and the Noise Loan Documents are collectively referred to herein as the “Loan Documents.”  Pool Hall Prophets, Deal, and Noise are each referred to herein as a “Picture” and together as the “Pictures.”

1.4.          The Borrowers have requested that the Lenders, as assignees under the Pool Hall Loan Agreements, increase the Commitment Amount (after giving effect to the repayments of the Existing Loans as specified herein) to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) and make an Advance in such amount.  The Lenders are willing to do so (such Advance referred to as the “Additional Loan”) upon the terms and conditions set forth herein and in the Pool Hall Loan Documents (as amended hereby) and in consideration of the Borrowers’ agreements, representations and warranties contained herein.

1.5.          As a condition of making the Additional Loan, the Lenders require a subordinated lien on FFI’s film library to allow such additional encumbrance thereon.  FFI is willing to grant such lien, provided that such lien is subordinated and may not be exercised or foreclosed upon prior to the payment in full of the existing indebtedness of FFI and that such lien be automatically extinguished in the event the holder of such indebtedness transfers such indebtedness at or above par.  The Lenders hereby consent to the foregoing terms.

2.             AMENDMENTS TO POOL HALL, DEAL AND NOISE LOAN DOCUMENTS; ADDITIONAL TERMS AND PROVISIONS.  It is the intention of the parties hereto, subject to the terms hereof, including without limitation the provisions regarding the subordination of the rights of the Subordinated Lender to the rights of the Senior Lender, that the Lenders, as permitted assignees of Mercantile, be substituted into the Pool Hall Loan Documents in the place of the original financier or lender thereunder, with all the rights of such financier or lender.  In addition to the terms and provisions set forth in the Pool Hall Loan Documents, the parties to this Agreement have agreed to the terms and provisions set forth in this paragraph 2.  To the extent that any of the terms or provisions of any of the Pool Hall Loan Documents are inconsistent with any of the terms and provisions set forth in this section 2, the Pool Hall Loan Documents are each hereby deemed amended to conform to the terms and provisions set forth herein.  Capitalized terms used herein without definition shall have the respective meanings set forth therefor in the Pool Hall Loan Agreements.

In consideration for the undertakings contained herein, the parties hereto agree as follows:

2.1.          The Borrowers shall be the Borrowers under the Pool Hall Loan Agreements.

2.2.          The term “Bank” under the Pool Hall Loan Agreements shall mean Cheyne Specialty Finance Fund L.P. and Arrowhead Consulting Group LLC; provided, however, that so long as any amounts remain due and owing under the Cheyne Note, the term “Bank” shall mean the Senior Lender acting for itself and as agent for the Subordinated Lender, and any and all rights that inure to the Bank under the Pool Hall Loan Documents shall, subject to the subordination provisions hereof, inure solely to the Senior Lender until the Senior Debt (as defined herein) has been repaid in full, subject to the Subordinated Lender’s continuing lien thereon and rights described herein.

2.3.          Subject to the terms and conditions contained herein, the Lenders hereby agree severally and not jointly, subject to the terms and conditions hereof and in the respective amounts agreed to hereunder, to make an Advance to the Borrowers under the Additional Loan in an aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).  Subordinated Lender’s funding of One Million Dollars ($1,000,000) in exchange for the Arrowhead Note shall be netted out of the proceeds payable to Arrowhead hereunder in repayment and purchase of the Deal Loan Documents and shall be remitted by Cheyne as contemplated by Schedule 1 hereto.

2.4.          The Borrowers shall use the proceeds of the Additional Loan solely as follows (as further specified on Schedule 1 hereto): (i) to repay all amounts due and owing under the existing promissory notes executed in connection with the Loan Agreements (such existing promissory notes are collectively referred to herein as the “Existing Notes”), and concurrently with the receipt of such funds the Deal Loan Documents and the Noise Loan Documents shall be terminated, (ii) to fund the remaining costs of production of Noise and Deal, (iii) to fund the Seven Hundred Fifty Thousand Dollars ($750,000.00) deposit into the Interest Reserve (as defined below), (iv) to pay attorney’s fees and costs of the Borrowers and Lenders incurred in connection with this Agreement and other closing costs and (v) the remaining balance of the Additional Loan shall be used to repay Seven Arts for amounts it has invested to date to fund the cost of production of Noise and Deal.  In furtherance of the foregoing, the Borrowers hereby irrevocably instruct Cheyne to disburse the proceeds of the Additional Loan on the Closing Date in the manner set forth on Schedule 1 hereto.  Any failure by the Borrowers to use the proceeds of the Additional Loan as set forth hereinabove shall constitute an Event of Default under the Loan Agreements for which no cure period shall apply.

2.5.          Principal and interest on the Notes (as defined below) shall be due and payable in full on June 30, 2007, subject to one three (3) month extension to September 30, 2007 if the Borrowers, with the Lenders’ consent, pay to each of the Lenders a fee in an amount equal to one percent (1%) of the outstanding principal balance of their respective portion of the Additional Loan as of such date (the “Maturity Date”).  In connection with the foregoing, all references in the Pool Hall Loan Documents to the “Maturity Date” shall now be deemed to refer to the Maturity Date as defined herein.

2.6.          The term “Interest Rate” is hereby amended to mean (a) with respect to the Cheyne Note (as defined below) the rate of eighteen percent (18%) per annum thereon and (b) with respect to the Arrowhead Note (as defined below) the rate of nineteen percent (19%) per annum thereon.  The Borrowers shall make monthly payments of interest on the Additional Loan at the Interest Rate.  Notwithstanding anything to the contrary contained herein, the Lenders shall not be obligated to advance under the Additional Loan, and will hold back as a reserve against the Additional Commitment Amount, the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Interest Reserve”) for the payment of accrued interest hereunder with the Borrowers hereby acknowledging their respective receipt of same.  Interest payable hereunder shall be payable monthly in arrears on the last date of each calendar month or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date, and shall be paid out of the Interest Reserve.

2.7.          As a condition precedent to the Lenders making the Advance, the term Collateral is hereby amended to include all Collateral under the Deal Loan Documents and the Noise Loan Documents and all collateral granted to the Lenders pursuant to this paragraph.  All representations, warranties, covenants with respect to the Collateral shall be deemed to refer to the Collateral, as such term is amended hereby.  The Borrowers hereby confirm the continuing first priority perfected security interest in favor of the Bank (subject to Arrowhead’s subordination agreement set forth below) in the Collateral (as amended as set forth above).  As additional security for the Borrowers’ obligations under the Pool Hall Loan Agreement, as amended hereby, each Borrower (and FFI, with respect to the collateral specified in Section 2.7.2) hereby grants to the Bank (subject to Arrowhead’s subordination agreement set forth below), a continuing first priority perfected security interest (but with respect to any FFI assets, a second priority and subordinated security interest) in, lien on, assignment of and right of set-off against, all of its respective right, title and interest in and to the following property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

2.7.1.       Seven Arts right, title and interest in distribution fees payable in connection with the films “Boo”, “Broken” and “Mirror Wars” (together with the Pictures, the “Films”;

2.7.2.       A junior and subordinate security interest in FFI’s film library, subject and subordinate to the existing lien thereon in favor of Arrowhead Target, it being understood that such lien shall automatically be extinguished in the event Arrowhead Target transfers the senior note with respect to such indebtedness for a price equal to or more than the outstanding principal amount plus accrued and unpaid interest thereon and Cheyne fails to exercise its right of first refusal as more fully set forth in the Right of First Refusal Agreement of even date herewith between Cheyne and Arrowhead Target;

2.7.3.       all of such Borrower’s right, title and interest (if any) in and to each and every Picture, the scenario, screenplay or script upon which such Picture is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of the Borrowers, including with respect to each and every one of the Pictures and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by the Borrowers); and

2.7.4.       eight million, one hundred thousand (8,100,000) shares of Seven Arts owned by SAP, as evidenced by the Pledge Agreement attached as Exhibit A hereto, which Pledge Agreement contains provisions providing benefits to Arrowhead as subordinated lender and Cheyne’s agreement to act as collateral agent therefor.

2.8.          Upon the Lenders’ request, the Borrowers shall purchase currency exchange rate protection.

2.9.          Upon the occurrence of an Event of Default, the Borrowers shall pay interest at a default rate equal to twenty-two percent (22%) per annum (twenty-three percent (23%) on the Arrowhead Note) on the unpaid principal balance of the Additional Loan.

2.10.        Conditions Precedent and Restatement of Representations, Warranties and Covenants.  Each Borrower hereby restates in their entirety, and incorporates by reference herein, all representations, warranties and covenants of the Borrower in the Pool Hall Loan Agreement as if set forth herein in their entirety; provided, however, that to the extent any such representations, warranties or covenants relate to individual items of Collateral specific to any Borrower or to specific Pictures, such representations, warranties and covenants are hereby amended accordingly.  The Borrowers represent that the conditions precedent set forth in Section 6 of the Pool Hall Loan Agreement were satisfied prior to the first advance thereunder.  In addition to satisfaction of the conditions precedent set forth in Section 6 hereof, the Lenders shall not be obligated to make the Advance unless all of the conditions precedent set forth in the Pool Hall Loan Agreement (as amended hereby to take into account the amended definitions of “Borrower”, “Collateral”, and “Bank” among others) have been satisfied at the time of the Advance, without giving effect to any prior satisfaction of such conditions precedent in connection with any prior Advance under the Pool Hall Loan Agreement.

2.11.        Except as expressly set forth herein, all other terms, covenants and conditions of the Loan Documents shall remain in full force and effect.

3.             EXECUTION OF ADDITIONAL PROMISSORY NOTES.

In connection with the Additional Loan, concurrently herewith, the Borrowers shall execute a senior promissory note in favor of Cheyne, in the principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00) (the “Cheyne Note”) and a subordinated promissory note in favor of Arrowhead, in the principal amount of One Million Dollars ($1,000,000.00) (the “Arrowhead Note”), each in the form attached hereto.  Until all obligations under the Senior Note have been paid in full, no amounts shall be due and payable under the Subordinated Note except for the periodic payment of monthly interest and the payment at closing of transaction expenses due hereunder.  All references in the Pool Hall Loan Documents to the “Note” shall be deemed to refer to the Additional Notes.

4.             SUBORDINATION.

4.1.          As used in this paragraph 4, the following capitalized terms shall have the meanings set forth below:

4.1.1.       “Senior Debt” means all of Cheyne’s rights to repayment of the Indebtedness pursuant to the Cheyne Note.

4.1.2.       “Senior Liens” means all liens, security interests and assignments with respect to the Collateral securing payment or performance of the Borrowers’ obligations to Cheyne for Senior Debt.

4.1.3.       “Subordinated Debt” means all of Arrowhead’s rights to repayment of the Indebtedness pursuant to the Arrowhead Note.

4.1.4.       “Subordinate Liens” means all liens, security interests and assignments with respect to the Collateral securing payment or performance of the Borrowers’ obligations to Arrowhead for Subordinated Debt.

4.2.          Arrowhead hereby subordinates and makes second, junior and inferior any and all liens, rights, powers, titles and interests of Arrowhead under, pursuant to or by virtue of the Subordinate Liens to all of Cheyne’s liens, rights, titles and interests under, pursuant to or by virtue of the Senior Liens, provided that Arrowhead’s loans and liens shall in no event be subordinated to any, and shall rank in all respects senior to all, existing and future secured or unsecured indebtedness of the Borrowers other than the Senior Liens.  Subject to the foregoing, the Senior Liens shall be unconditionally first, prior and superior to any and all of Arrowhead’s liens, rights, powers, titles and interests under, pursuant to or by virtue of the Subordinate Liens.  The Senior Lender shall not amend, modify or extend the terms of the Senior Debt or the Senior Liens without the prior written consent of the Subordinated Lender, such consent not to be unreasonably withheld, conditioned or delayed, it being understood that it shall not be unreasonable for the Subordinated Lender to withhold its consent to any increase in the principal amount or interest rate of the Senior Debt.

4.3.          Unless and until all of the Senior Debt has been fully paid and satisfied, Arrowhead will not (i) ask, demand, sue for, take or receive, or retain, from the Borrowers, by setoff or in any other manner, payment of all or any part of the Subordinated Debt, or (ii) declare the Subordinated Debt due and payable by reason of any default or for any other reason, or bring or join with any creditor other than the Senior Lender (solely to enforce its claims as a subordinated secured creditor)in bringing any proceeding against the Borrowers under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect.

4.4.          Arrowhead will not take any action to enforce the Subordinate Liens without Cheyne’s prior written consent, provided that nothing in this Agreement shall at any time prevent Arrowhead, solely in its capacity as a secured creditor subordinated to Cheyne, from initiating legal proceedings against the Borrowers to enforce the provisions of the Subordinated Note and related security agreements by injunction or other equitable relief or in the context of any bankruptcy, reorganization or insolvency proceedings.  All amounts, whether in the form of cash, proceeds, checks, drafts, orders or other instruments for the payment of money, recovered with respect to any property of any of the Borrowers which is subject to the Subordinate Liens by the enforcement of the Subordinate Liens shall be paid over and delivered to Cheyne immediately upon Arrowhead’s receipt thereof, in the form received by Arrowhead, but with any necessary endorsements or instruments required for payment to Arrowhead, and, until so delivered shall not be commingled with any other funds or property but shall be held by Arrowhead upon an express trust for the benefit of Cheyne.

4.5.          The Senior Lender shall promptly give Arrowhead a copy of any written notice to the Borrowers of (a) the occurrence of any event of default or default (as defined in the applicable loan agreements) (including any demand for payment of the Senior Debt), (b) the acceleration of all or any portion of the Senior Debt and (c) the assignment of all or any portion of the Senior Debt (together with the name and address of the assignee).

4.6.          The Senior Lender hereby subordinates and makes second, junior and inferior any and all liens, rights, powers, titles and interests of Senior Lender under, pursuant to or by virtue of the second lien in the FFI library, including without limitation by virtue of any lien granted in the FFI library or FFI’s assets pursuant to the Deal Loan Documents and/or the Noise Loan Documents (the “Cheyne Subordinated FFI Lien”) to all of Arrowhead Target’s liens, rights, titles and interests under, pursuant to or by virtue of the existing secured debt and liens on FFI held by Arrowhead Target pursuant to that certain Note Purchase and Security Agreement dated as of February 15, 2006 among Arrowhead Target, FFI, SAFE and SAP (the “FFI Senior Debt”), provided that the Senior Lender’s loans and liens shall in no event be subordinated to any, and shall rank in all respects senior to all, existing and future secured or unsecured indebtedness of FFI other than the Cheyne Subordinated FFI Lien.  Unless and until all of the FFI Senior Debt has been fully paid and satisfied, Cheyne will not (i) ask, demand, sue for, take or receive, or retain, from FFI, by setoff or in any other manner, payment of all or any part of the debt secured by the Cheyne Subordinated FFI Lien (the “Cheyne Subordinated FFI Debt”), or (ii) declare the Cheyne Subordinated FFI Debt due and payable by reason of any default or for any other reason, or bring or join with any creditor (other than with Arrowhead Target solely to enforce Cheyne’s claims as a subordinated secured creditor) in bringing any proceeding against FFI under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect, provided that nothing in this Agreement shall at any time prevent Cheyne, solely in its capacity as a secured creditor subordinated to Arrowhead Target, from initiating legal proceedings against the Borrowers to enforce the provisions of the Cheyne Note and related security agreements by injunction or other equitable relief or in the context of any bankruptcy, reorganization or insolvency proceedings.  In no event shall the Senior Lender accept payment of any monies from FFI prior to repayment in full of the FFI Senior Debt, and the Senior Lender shall promptly deliver and pay over to Arrowhead immediately upon the Senior Lender’s receipt thereof, in the form received by the Senior Lender, but with any necessary endorsements or instruments required for payment to Arrowhead, and, until so delivered shall not be commingled with any other funds or property but shall be held by the Senior Lender upon an express trust for the benefit of Arrowhead.  The Cheyne Subordinated FFI Lien shall automatically and without further action be terminated and extinguished in the event Arrowhead Target, at any time following March 31, 2007, transfers the FFI Senior Debt to a third party for an amount equal to at least the unpaid principal and interest on such loan and Cheyne fails to exercise its rights pursuant to the ROFR.  The Senior Lender hereby irrevocably appoints Arrowhead Target as its attorney in fact for purposes of filing any termination statements with respect to the Cheyne Subordinated FFI Lien and authorizes the filing thereof, such appointment being coupled with an interest.  Arrowhead Target is an intended third party beneficiary of this Agreement and shall be entitled to enforce the terms hereof.

4.7.          Upon payment in full of the Senior Debt held by Cheyne, Cheyne shall provide Arrowhead all the benefits of a secured party with respect to the Collateral underlying the Additional Loan, including without limitation the Pledge Agreement and the Collection Account.

5.             COLLECTION ACOUNT; INTEREST RESERVE.

5.1.          The Collection Account.  Cheyne has established an account with The Chase Manhattan Bank, New York, as follows: BIC code CHASUS33, ABA 021000021, A/C Morgan Stanley & Co Intl Ltd A/C 400 333139, MS Fund Code: 04F106514, (the “Collection Account”).  Earnings on amounts on deposit in the Collection Account shall inure to the benefit of the Borrowers.  The Borrowers shall cause all proceeds of the Pictures paid or payable to the Borrowers or any of them to be deposited into the Collection Account and shall direct any account debtor with respect to any of the Pictures wishing to send a wire transfer as payment to send any funds to the Collection Account.  On the first business day of each month (each such date, a “Payment Date”), Cheyne shall apply the amounts on deposit in the Collection Account as follows:

(a) first, to interest due on the Cheyne Note in respect of such month;

(b) second, to the extent of funds available in the Collection Account after payment of the amount specified in (a) above, to the unpaid principal balance of the Cheyne Note;

(c) third, to the extent of funds available in the Collection Account after payment of the amounts specified in (a) and (b) above, to interest due on the Arrowhead Note; and

(d) last, to the extent of funds available in the Collection Account after payment of the amounts specified in (a), (b) and (c) above, to the unpaid principal balance of the Arrowhead Note.

Cheyne shall provide Seven Arts with a statement within 10 days after each Payment Date showing the deposits into the Collection Account in the previous month and the application thereof to the Cheyne Note and the Arrowhead Note.  At such time as the Cheyne Note has been repaid, Cheyne shall remit all funds therein to Arrowhead in payment of interest due, first, and then the unpaid principal balance of, the Arrowhead Note, and if the Arrowhead Note has been repaid, to Seven Arts.  The Lenders shall not use the Collection Account for any other purpose.  If the Borrowers or any Affiliated Person or any shareholder, officer, director, employee or agent of the Borrowers or any Affiliated Person, or any other Person acting for or in concert with the Borrowers shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds from the exploitation of any of the Pictures or other Collateral, the Borrowers and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Bank and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Collection Account.

5.2           The Interest Reserve.  Cheyne shall deposit the Interest Reserve into the Collection Account.  Provided that (i) there is no Event of Default then in effect and (ii) amounts then due on the Cheyne Note have been paid, on each Payment Date, Cheyne shall cause current interest to be paid on the Arrowhead Note out of the Interest Reserve, and the Borrowers hereby consents to such payments.  In the event interest due on the Cheyne Note on any Payment Date has not been timely paid, either by the Borrowers directly or the application of deposits in the Collection Account (other than the Interest Reserve), Cheyne shall first apply the Interest Reserve to such overdue interest payment.

6.             CONDITIONS PRECEDENT TO AVAILABILITY OF ADDITIONAL COMMITMENT AMOUNT.

This Agreement shall be effective upon the occurrence of the following:

6.1.          execution of this Agreement by all parties;

6.2.          perfection of the security interests of the Bank in the Collateral (as such term is amended hereby);

6.3.          the Borrowers’ execution of the Additional Notes; and

6.4.          delivery to the Lenders of opinions of counsel regarding the due organization and authority of the Borrowers, the enforceability of this Agreement and the perfection of the Lenders’ security interests.

7.             REPRESENTATIONS AND WARRANTIES.

In order to induce Lenders to enter into this Agreement, each Borrower represents and warrants to the Lenders that:

7.1.          no event has occurred or is continuing which constitutes an Event of Default or potential Event of Default under the Pool Hall Loan Agreement;

7.2.          the Borrowers’ representations and warranties contained in the Pool Hall Loan Agreement (as amended hereby to apply to each Borrower) are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; and

7.3.          the Borrowers’ execution, delivery and performance of this Agreement is within their corporate power and has been duly authorized by all necessary corporate action and this Amendment constitutes a valid and binding agreement of the Borrowers, enforceable against the Borrowers in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally.

8.             REIMBURSEMENTS.  Seven Arts agrees to reimburse Cheyne Capital Management Limited (“CCM”) and Arrowhead for (i) any out-of-pocket expenses incurred by it in connection with the transaction contemplated hereunder, including, without limitation, all reasonable fees and disbursements of CCM’s and Arrowhead’s external counsel in connection with documentation and due diligence, whether or not the transaction documents are executed or the transaction contemplated hereby is consummated and (ii) reasonable out-of-pocket costs and expenses of CCM and Arrowhead (including, without limitation, fees and disbursements of external counsel) incurred in connection with the enforcement of any of its rights and remedies arising hereunder, in either case, promptly after demand.

9.             MISCELLANEOUS.

9.1.          Notices.  All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be given in writing (at the addresses set forth below) by any of the following means: (i) personal service; (ii) facsimile transmission (if confirmed by sending a copy by any other method specified herein); (iii) delivery by any reputable overnight courier service; or (iv) registered or certified mail, postage prepaid, return receipt requested.  Any notice, demand or request sent pursuant to either (i) or (ii) hereof shall be deemed received upon such personal service or upon dispatch by facsimile and if sent pursuant to (iii) hereof shall be deemed received one (1) Business Day following delivery to such courier service and if sent pursuant to (iv) hereof shall be deemed received upon actual receipt thereof.

To Borrower:	If to Cheyne:

At the addresses set forth in the Loan	Cheyne Capital Management Ltd.
Agreements	Stornoway House
13 Cleveland Row
London SW1A 1DH
With a copy to:	United Kingdom
Tel:+44 (0) 20 7031 7450
Gipson Hoffman & Pancione	Fax:+44 (0) 20 7031 7614
1901 Avenue of the Stars, Suite 1100
Los Angeles, California 90067
Attn: Lawrence R. Barnett	With a copy to:
Facsimile No. 310-556-8945
Telephone No. 310-556-4660	Brown Rudnick Berlack Israels LLP
Seven Times Square
New York, NY 10036
Telephone No. 212-209-4850
Telecopier No. 212-938-2803
Attention: Boris Ziser

If to Arrowhead

601 Carlson Parkway
Suite 1250
Minnetonka, MN 55305

With a Copy to:

Wollmuth Maher & Deutsch LLP
401 N. Michigan Avenue, Suite 3200
Chicago, IL 60611
Telephone No. 312.222.5118
Telecopier No. 312.604.7863
Attention: Mason H. Drake

Such addresses may be changed by notice to the other parties given in the same manner as provided above.  For used herein, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

9.2.          Further Instruments.  Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.  In furtherance of the foregoing, the Borrowers shall deliver letters of direction to the Distributors, advising them of the transactions contemplated by this Agreement and directing them to remit future payments to the lock-boxes.

9.3.          Confidentiality.  The parties hereto agree to keep secret and confidential the transactions contemplated by this Agreement, except to the extent disclosure thereof is required by applicable law.  Notwithstanding the foregoing, Seven Arts may issue a press release announcing the closing of the financing contemplated herein, so long as such press release does not identify the Lenders.

9.4.          Restricted Payments.  Until such time as all amounts with respect to the Additional Loan have been paid in full, each of the Borrowers covenants and agrees that it shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in such Borrower, or otherwise with respect to any ownership or equity interest or security in or of such Borrower, (ii) redeem, purchase, retire or otherwise acquire for value any ownership or equity interest or security in or of such Borrower or (iii) set aside or otherwise segregate any amounts for any such purpose.

9.5.          Matters of Construction.

9.5.1.       Incorporation of Exhibits.  All exhibits attached and referred to in this Agreement are hereby incorporated herein as though fully set forth in (and shall be deemed to be a part of) this Agreement.

9.5.2.       Entire Agreement.  This Agreement, together with the Loan Documents, contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

9.5.3.       Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.5.4.       Captions.  Section headings shall not be used in construing this Agreement.

9.5.5.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  All of the parties hereto hereby irrevocably submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, The City of New York, in the State of New York, for the resolution of any and all disputes arising hereunder.

9.5.6.       Third-Party Beneficiaries.  Except as expressly set forth herein, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

9.5.7.       Amendments.  This Agreement may be amended only by a writing executed by all parties, but not otherwise.

No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other documents contemplated hereby.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or such other documents, this Agreement or such other document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other transaction document.

10.          EFFECTIVE AMENDMENT.

It is hereby agreed that, except as specifically provided or contemplated herein, this Agreement does not in any way affect or impair the terms and conditions of the Pool Hall Loan Agreement, and all terms and conditions of the Pool Hall Loan Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date indicated below.

Dated: December , 2006	Seven Arts Pictures PLC

By:
Peter Hoffman
Its:

Dated: December , 2006	Seven Arts Filmed Entertainment, Ltd.

By:
Peter Hoffman
Its:

Dated: December , 2006	Seven Arts Future Flows I, LLC, solely in its capacity
as grantor of a limited and subordinated lien

By:
Peter Hoffman
Its:

Dated: December , 2006	Deal Investments, LLC

By:

Its:

Dated: December , 2006	Deal Productions, LLC

By:

Its:

Dated: December , 2006	Seven Arts Pictures, Inc.

By:

Its:

Dated: December , 2006	Rectifier Productions LLC

By: Seven Arts Pictures, Inc.

Its: Managing Member

By:
Peter Hoffman, President

Dated: December , 2006	Pool Hall Productions, LLC

By:

Its:

Dated: December , 2006	Cheyne Specialty Finance Fund L.P.

By:

Its:

Dated: December , 2006	Arrowhead Consulting Group LLC (as Lender)

By:

Its:

Schedule 1

Cheyne Specialty Finance Fund L. P.

Ladies and Gentlemen:

Reference is hereby made to that certain Master Agreement between Seven Arts Pictures PLC, Seven Arts Filmed Entertainment Ltd, Deal Investments, LLC, Deal Productions, LLC, Seven Arts Pictures, Inc., Seven Arts Future Flows I, Rectifier Productions, LLC, Pool Hall Productions, LLC on the one hand, and Cheyne Specialty Finance Fund L.P. (“Cheyne”) and Arrowhead Consulting Group LLC (“Arrowhead” and, together with Cheyne, the “Lenders”) on the other hand (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

The Borrowers hereby acknowledge receipt of $7,500,000.00 from the Lenders and instruct the Lenders to disburse such amount as follows:

1.             $520,193.34 to Mercantile National Bank, 1880 Century Park East Suite 800 Los Angeles CA 90067, Routing # 122239050, for credit to Poolhall Productions LLC,  Account # 19173, Attn Uschi Sherrard, Loan Services,  to pay amounts due and owing under the Pool Hall Loan Documents;

2.             $432,916.67 to Arrowhead Consulting Group LLC, c/o US Bank, 800 Nicollet Mall, Minneapolis, MN 55402, ABA No. 091000022, Account Name: Arrowhead Consulting Group, LLC, Account No. 1047-5745-0887, to pay amounts due and owing under the Deal Loan Documents, which amount reflects the amounts due thereunder less $1,000,000, which $1,000,000 shall be deemed (i) received by the Borrowers, (ii) paid to Arrowhead in partial satisfaction of amounts due under the Deal Loan Documents and (iii) paid by Arrowhead in consideration of the Subordinated Note;

3.             $2,507,144.44 to Arrowhead Target Fund Ltd, c/o Wells Fargo Bank, N.A., ABA Routing No. 121000248, Corporate Trust Clearing Account, for further credit to Account No. 16379801 for credit to Arrowhead Target Fund Cash Account, Attn: Karleen Bratland, 612.667.3536, to pay amounts due and owing under the Noise Loan Documents;

4.             $260,000 to Capstone Investments c/o Union Bank of California, 4660 La Jolla Village Drive, Suite 175, San Diego, CA 92122, ABA Routing No. 122 000 496; for credit to the account of Capstone Investments Account No.: 4760000448;

5.             $170,000 to Gipson Hoffman & Pancione, APC c/o City National Bank, 400 North Roxbury Drive, Beverly Hills, California  90210, ABA Routing No. 122016066, for credit to the account of Gipson Hoffman & Pancione Account No.  001-668587.

6.             $1,859,745.55 to Seven Arts Filmed Entertainment, Ltd c/o City National Bank, 400 North Roxbury Drive, Beverly Hills, California  90210, ABA Routing No. 122016066, for credit to the account of Seven Arts Filmed Entertainment Limited, Account No.  112-411186;

The Borrowers acknowledge receipt of $750,000 of the proceeds of the Additional Loan, which will be deposited by Cheyne into the Collection Account to fund the Interest Reserve.

[Signatures on next page]

Signature page to Schedule 1 (Letter of Direction)

IN WITNESS WHEREOF, the Borrowers have caused this Letter of Direction to be duly executed and delivered as of the date first written above.

Dated: December , 2006	Seven Arts Pictures PLC
By:
Peter Hoffman
Its:

Dated: December , 2006	Seven Arts Filmed Entertainment, Ltd.

By:
Peter Hoffman
Its:

Dated: December , 2006	Deal Investments, LLC
By:

Its:

Dated: December , 2006	Deal Productions, LLC
By:

Its:

Dated: December , 2006	Seven Arts Pictures, Inc.
By:

Its:

Dated: December , 2006	Rectifier Productions LLC
By:

Its:

Dated: December , 2006	Pool Hall Productions, LLC
By:

Its: